INDEPENDENT REPRESENTATIVE MARKETING AGREEMENT

THIS AGREEMENT is made this 17th  day of January, 2008, between J D Factors, LLC ("J D Factors") and BZ Commercial Corp., ("Representative), as follows:

TERM: This Agreement will become effective on the date stated above.

SERVICES TO BE PERFORMED: Representative agrees to solicit new prospective commercial clients for J D Factors, to provide to J D Factors completed application document packages for JD Factors' evaluation and possible acceptance in accordance with J D Factors' instructions to Representative. Representative is responsible for gathering all pertinent and requisite documentation in order to prepare any prospective client's accounts for J D Factors' evaluation and potential funding. Representative will determine what amount of time to be devoted to the performance of the above-described services. Representative will not use the name of J D Factors for advertising purposes.

COMPENSATION: In consideration for the services to be performed by Representative, J D Factors agrees to pay twelve percent (12%) of all net foes generated from any account provided by Representative to J D Factors and funded by J D Factors. This commission will be paid by J D Factors to Representative for the life of said account.

OBLIGATION OF J D FACTORS; J D Factors will comply with all reasonable requests of Representative and provide access to all documents and forms reasonably necessary to the performance of Representative's duties under this Agreement.

MARKETING: J D Factors may provide Representative with marketing materials. Any use of J D Factors marketing materials must be pre-approved by J D Factors and not altered whatsoever. This includes use of  J D Factors material and/or information on internet web sites.

Executed on January 17th, 2008   on the date first written above.

Independent Representatives:	J D Factors:

BZ Commercial Corp.
Company name (Print or Type)

By: /s/ Mitchell Cohen	Bo Kelly 1/17/08
Signature	Vice President

Mitchell Cohen
Representative Name (Print or Type)

P.O. Box 6053, East Brunswick, N.J. 08816
Address

Phone No.

SS# or Federal ID# 20-8403198